Exhibit 1.1
AMENDMENT NO. 1
TO
AGENCY AGREEMENT
     THIS AMENDMENT NO. 1 (“Amendment”) to the Agency Agreement, dated December 20, 2010 (the “Agency Agreement”) by and among Farmers National Banc Corp., an Ohio corporation (the “Company”), The Farmers’ National Bank of Canfield, a national banking association (the “Bank”) and Sandler O’Neill & Partners, L.P. (the “Agent”) is entered into as of January 26, 2010, by and among the Company, the Bank and the Agent.
RECITALS
          A. On December 20, 2010, the Company, the Bank and the Agent entered into that certain Agency Agreement (the “Original Agreement”). Capitalized words used in this Amendment but not otherwise defined shall have the meanings ascribed to such terms in the Original Agreement.
          B. The Company, the Bank and the Agent now desire to amend the Original Agreement, effective as of the date hereof, upon the terms and conditions set forth herein.
TERMS OF AMENDMENT
          The Company, the Bank and the Agent hereby agree to amend the Original Agreement as follows:
     1. Payment of Expenses.
          (a) The provisions of clause (i) of Section 4 of the Original Agreement are hereby modified to increase the amount of the disbursements, fees and expenses of the Agent’s counsel that the Company will pay or cause to be paid from $160,000 to $180,000, and to decrease the amount of the Agent’s marketing and travel expenses that the Company will pay or cause to be paid from $50,000 to $30,000.
     2. Miscellaneous Provisions.
          (a) No Other Changes. In all other respects the Original Agreement, and each and every provision thereof, shall remain in full force and effect as if fully restated herein.
          (b) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles.
(Signature Page Follows)

     IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Agency Agreement as of the date first written above.

Very truly yours, FARMERS NATIONAL BANC CORP.
By:	/s/ John S. Gulas
	Name:	John S. Gulas
	Title:	President and Chief Executive Officer

THE FARMERS’ NATIONAL BANK OF CANFIELD
By:	/s/ John S. Gulas
	Name:	John S. Gulas
	Title:	President and Chief Executive Officer

CONFIRMED AND ACCEPTED, as of the date first above written: Sandler O’Neill & Partners, L.P.
By:	Sandler O’Neill & Partners Corp.,
the sole general partner

By:	/s/ Jennifer Docherty
	Name:	Jennifer Docherty
	Title:	Authorized Signatory